UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2010

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

		PAGE
Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement	3

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

SIGNATURES		4

EXHIBITS		5

Item 1.01.	Entry into a Material Definitive Agreement.

On June 23, 2010, Kensey Nash Corporation (the “Company”) executed a new Angio-Seal Vascular Closure Device component supply agreement (the “New Supply Agreement”) with its licensee, St. Jude Medical, Cardiology Division, Inc. (“St. Jude Medical”) The New Supply Agreement, which is effective January 1, 2011 and will expire on December 31, 2012, provides for the Company to be the exclusive outside supplier of collagen plugs, one of the key resorbable components of the Angio-Seal™ Vascular Closure Device. The New Supply Agreement provides for calendar year 2011 minimum order levels equivalent to approximately 25% of current annual collagen plug sales. Under the Company’s existing component supply agreement with St. Jude Medical, which remains effective through December 31, 2010, the Company is the exclusive supplier of collagen plugs and a 30% supplier of polymer anchors to St. Jude Medical. Under the New Supply Agreement, effective January 1, 2011, the Company will not supply any polymer anchors. The New Supply Agreement is filed as Exhibit 10.1 to this Form 8-K, and the foregoing description of the New Supply Agreement is qualified in its entirety by reference to the full text of the New Supply Agreement set forth in Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Supply Agreement, dated as of June 23, 2010, by and between Kensey Nash Corporation and St. Jude Medical, Cardiology Division, Inc. Portions of this exhibit were omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934 and Rule 406 under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano
Michael Celano
Chief Financial Officer

Dated: June 28, 2010